Exhibit 99.2

NISSAN MASTER OWNER TRUST RECEIVABLES

SECOND AGREEMENT OF MODIFICATION TO TRANSACTION DOCUMENTS

This SECOND AGREEMENT OF MODIFICATION TO TRANSACTION DOCUMENTS, dated as of May 23, 2012 (this “Agreement”), is by and among the signatories hereto.

RECITALS:

WHEREAS, the parties hereto have entered into the Transaction Documents;

WHEREAS, the parties hereto wish to agree to modify the Transfer and Servicing Agreement pursuant to Section 8.01(b) thereof, the Receivables Purchase Agreement pursuant to Section 7.01(b) thereof, the Indenture pursuant to Section 10.02 thereof and the Trust Agreement pursuant to Section 10.01(c) thereof as of the Effective Date in accordance with the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

ARTICLE I

RECITALS AND DEFINITIONS

Section 1.1 Recitals. The foregoing Recitals are hereby incorporated in and made a part of this Agreement.

Section 1.2 Definitions. Capitalized terms used and not defined herein have the respective meanings assigned such terms in the Annex of Definitions attached to the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003 (as amended, modified, supplemented, amended or restated or otherwise modified from time to time, the “Transfer and Servicing Agreement”), by and among Nissan Wholesale Receivables Corporation II (“NWRC II”), as transferor (the “Transferor”), Nissan Master Owner Trust Receivables, as issuer (the “Issuer”), and Nissan Motor Acceptance Corporation (“NMAC”), as servicer (the “Servicer”).

ARTICLE II

MODIFICATIONS

Section 2.1 Agreements With Respect to the Transfer and Servicing Agreement. As of the Effective Date:

(a) Section 2.03(c) of the Transfer and Servicing Agreement shall be modified in its entirety to read as follows:

“Reassignment upon Breach. If any breach of any of the representations and warranties set forth in Section 2.03(a), Section 2.06(f) and Section 2.08(d) has a material adverse effect on the Noteholders’ Collateral in Receivables transferred to the Issuer by the Transferor, then any of the Owner Trustee, the Indenture Trustee or the Holders of Notes evidencing at least a majority of the Outstanding Principal Amount of all Notes of all outstanding Series, by notice then given in writing to the Transferor (and to the Owner Trustee, the Indenture Trustee, the Servicer and any Series Enhancer if given by the Noteholders), may direct the Transferor to accept reassignment of all the Receivables (or, at the Transferor’s option, redesignation of the Accounts related to such Receivables and reassignment of all Receivables under such Accounts) transferred by it to the Issuer within 30 days of such notice, and the Transferor is obligated to accept such reassignment on the Determination Date immediately succeeding the expiration of such 30-day period on the terms and conditions set forth below; provided, however, that no such reassignment is required to be made if, by the end of such 30-day period, the representations and warranties set forth in Section 2.03(a) are satisfied in all material respects, and any material adverse effect on the Noteholders’ Collateral in Receivables caused by the breach has been cured.

In connection with any reassignment pursuant to this Section, the Transferor will deposit into the Collection Account in immediately available funds on the Business Day preceding the Payment Date on which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the Reassignment Amounts with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, such deposited amount will be distributed to the Noteholders on such Payment Date in accordance with the Indenture and each Indenture Supplement in payment of their Notes. The Owner Trustee will execute such documents and instruments of transfer or assignment and take such other actions as are reasonably requested by the Transferor to effect the conveyance of such Receivables (or, at the Transferor’s option, the redesignation of the Accounts related to such Receivables and conveyance of all Receivables under such Accounts) pursuant to this Section. If the Owner Trustee, the Indenture Trustee or the Noteholders give notice directing the Transferor to accept reassignment of all the Receivables (or, at the Transferor’s option, redesignation of the Accounts related to such Receivables and reassignment of all Receivables under such Accounts) transferred by the Transferor as provided above, the obligation of the Transferor to accept such reassignment and make the required deposit into the Collection Account pursuant to this Section constitutes the sole remedy with respect to an event of the type specified in the first sentence of this Section 2.03(c) available to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).”

(b) Section 2.04(c) of the Transfer and Servicing Agreement shall be modified in its entirety to read as follows:

“Reassignment upon Breach. If any representation or warranty under Section 2.04(a) is not true and correct as of the date specified therein and such breach has a material adverse effect on a Receivable, then, within 30 days of the earlier to occur of the discovery of any such breach by the Transferor, or receipt by the Transferor of written notice of any such breach given by the Owner Trustee, the Indenture Trustee, the Servicer or any Series Enhancers, the Transferor will accept reassignment of such Receivable

(or, at the Transferor’s option, redesignation of the Account related to such Receivable and reassignment of all Receivables under such Account) on the Determination Date immediately succeeding the expiration of such 30-day period on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such reassignment will be required to be made if, by the end of such 30-day period, the representations and warranties set forth in Section 2.04(a) are then true and correct in all material respects and any material adverse effect caused by the breach has been cured.

In connection with any reassignment of a Receivable pursuant to this Section, the Transferor will direct the Servicer to deduct, subject to the next sentence, the principal amount of such Receivable from the Pool Balance on or before the end of the Collection Period in which such reassignment obligation arises. If such deduction would cause the Adjusted Pool Balance to fall below the Required Participation Amount, then (i) pursuant to Section 2.06, the Transferor shall designate additional Eligible Accounts as Additional Accounts, such that the Adjusted Pool Balance exceeds the Required Participation Amount, or (ii) the Transferor shall deposit into the Excess Funding Account in immediately available funds the Transferor Deposit Amount; provided, however, that if the Transferor fails to transfer such Receivable (or, at the Transferor’s option, redesignate the Account related to such Receivable and transfer all Receivables under such Account) and Related Security arising in connection with such Additional Accounts, or if the related Transferor Deposit Amount is not deposited as required by this sentence, then the principal amount of such Receivable will not be deducted from the Pool Balance for purposes of determining whether the Adjusted Pool Balance has fallen below the Required Participation Amount and collections in respect of such Receivable will continue to be included in Interest Collections and Principal Collections. Upon reassignment of any such Receivable (or, at the Transferor’s option, redesignation of the Account related to such Receivable and reassignment of all Receivables under such Account), but only after the transfer by the Transferor of Receivables or redesignation of Accounts and transfer of all Receivables under such Accounts, as applicable, and Related Security with respect to Additional Accounts or payment by the Transferor of the Transferor Deposit Amount, if any, the Issuer will automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Receivable, all Related Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Owner Trustee will execute such documents and instruments of transfer or assignment and take such other actions as are reasonably requested by the Transferor to effect the conveyance of such Receivable (or, at the Transferor’s option, the redesignation of the Account related to such Receivable and the conveyance of all Receivables under such Account) pursuant to this Section. The obligation of the Transferor to accept reassignment of any such Receivable and to pay any related Transferor Deposit Amount constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 2.04(c) available to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).”

(c) Section 2.08(a) of the Transfer and Servicing Agreement shall be modified in its entirety to read as follows:

“On any date, the Transferor has the right to redesignate any Eligible Accounts as Redesignated Accounts and thereby either (x) repurchase from the Issuer the outstanding related Receivables (or, at the Transferor’s option, redesignate the Accounts related to such Receivables and repurchase all Receivables under such Accounts) and all Related Security in connection with such Redesignated Accounts, including all amounts then held by the Issuer or thereafter received by the Issuer in respect of such Receivables or (y) cease the transfer to the Issuer of Receivables and Related Security arising in such Redesignated Accounts after the Redesignation Date.”

(d) Section 2.08(c)(i) of the Transfer and Servicing Agreement shall be modified in its entirety to read as follows:

“the Transferor (or the Servicer on its behalf) will deliver to the Owner Trustee, the Indenture Trustee and any Series Enhancers a Redesignation Notice, substantially in the form attached as Exhibit B, specifying such Redesignation Date on which the redesignation of Receivables (or, at the Transferor’s option, the Accounts related to such Receivables and all Receivables under such Accounts) in one or more Eligible Accounts occurred; and”

(e) Section 2.08(d) of the Transfer and Servicing Agreement shall be modified in its entirety to read as follows:

“Representations and Warranties. The Transferor hereby represents and warrants on each applicable Redesignation Date as to the matters set forth in clause (iii) of Section 2.08(b). These representations and warranties will survive the removal of the respective Receivables (or, at the Transferor’s option, the redesignation of the Accounts related to such Receivables and the removal of all Receivables under such Accounts) and the Related Security from the Issuer. Upon discovery by the Transferor, the Servicer, the Owner Trustee, the Indenture Trustee or any Series Enhancers of a material breach of any of these representations and warranties, the party discovering such breach will give prompt written notice to the other parties and to any Series Enhancers. If any such breach has a material adverse effect on the related Receivable, the provisions of Section 2.03(c) will apply.”

(f) Section 2.08 of the Transfer and Servicing Agreement shall be modified to add the following subsection (e) to such Section 2.08:

“(e) Notwithstanding the foregoing, NMAC hereby agrees that, in the event it elects to exercise its option to redesignate or remove one or more Accounts related to Receivables that are required to be repurchased under the Transaction Documents, it will not as a result purchase additional Receivables it would not otherwise be required to repurchase in an amount in excess of 10% of the Outstanding Principal Balance of all Receivables as of the first day of the prior calendar quarter.”

(g) Section 3.03(c) of the Transfer and Servicing Agreement shall be modified in its entirety to read as follows:

“(c) Purchase upon Breach. If any representation or warranty or covenant set forth in clauses (ix) through (xiii) of Section 3.03(a) is not true and correct in any material respect as of the date made with respect to any Receivable and such breach has a material adverse effect on a Receivable included in the Noteholders’ Collateral, then, within 30 days of the earlier to occur of the discovery of any such breach by the Servicer, or receipt by the Servicer of written notice of any such breach given by the Owner Trustee, the Indenture Trustee, the Transferor or any Series Enhancers, the Servicer will purchase such Receivable (or, at the Servicer’s option, redesignate the Account related to such Receivable and purchase all Receivables under such Account) at the end of such 30-day period on the terms and conditions set forth in the next succeeding paragraph; provided, however, that no such purchase will be required to be made if, by the end of such 30-day period the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured.

The Servicer will effect such purchase by depositing into the Collection Account in immediately available funds an amount equal to the Purchase Price of such Receivable. Upon purchase of any such Receivable (or, at the Servicer’s option, redesignation of the Account related to such Receivable and purchase of all Receivables under such Account), but only after the deposit by the Servicer of the Purchase Price of such Receivable, the Issuer will automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to such Receivable, all Related Security and all moneys due or to become due with respect thereto and all proceeds thereof. The Owner Trustee will execute such documents and instruments of transfer or assignment and take such other actions as are reasonably requested by the Servicer to effect the conveyance of such Receivables (or, at the Servicer’s option, the redesignation of the Accounts related to such Receivables and the conveyance of all Receivables under such Accounts) pursuant to this Section. The obligation of the Servicer to purchase any such Receivable and to deposit the Purchase Price of such Receivable into the Collection Account, constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 3.03(c) available to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Noteholders).”

(h) The lead in paragraph of Section 5.04(a) of the Transfer and Servicing Agreement shall be modified in its entirety to read as follows:

“The Servicer will indemnify and hold harmless each of the Issuer, the Owner Trustee, the Indenture Trustee and any trustees predecessor thereto and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained thereby by reason of (1) any acts or omissions of the Servicer in connection with this Agreement or (2) the acceptance or performance of the trusts and duties contained herein in the case of the Owner Trustee and the Indenture Trustee; provided, however, that that the Servicer will not indemnify the Issuer, the Owner Trustee or the Indenture Trustee for:”

(i) Clause (a) of the definition of “Authorized Officer” in the Annex of Definitions shall be modified in its entirety to read as follows:

“with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter) and any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Administrator to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter);”

(j) Clause (7) of the definition of “Eligible Account” in the Annex of Definitions shall be modified in its entirety to read as follows:

“is in favor of a Dealer that is not classified by the Servicer as in “Status” (or other comparable classification) for any reason as of the date on which eligibility is initially determined or at the end of the prior month under the Floorplan Financing Agreement or under any other lender floorplan program; and”

(k) The definition of “Eligible Institution” in the Annex of Definitions shall be modified in its entirety to read as follows:

“ “Eligible Institution” means:

(1)	(a) a depository institution, which may include the Owner Trustee or the Indenture Trustee; (b) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the Federal Deposit Insurance Corporation and has either a long-term unsecured debt rating or a certificate of deposit rating for which the Rating Condition has been satisfied; or

(2)	any other institution for which the Rating Agency Condition has been satisfied.”

(l) The definition of “Eligible Investments” in the Annex of Definitions shall be modified in its entirety to read as follows:

“ “Eligible Investments” means securities, instruments, security entitlements or other investment property which evidence:

(1)	direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(2)	demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuing Entity’s investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of each Rating Agency;

(3)	commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuing Entity’s investment or contractual commitment to invest, a rating in the highest rating category of each Rating Agency;

(4)	demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of each Rating Agency;

(5)	bankers’ acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

(6)	money market funds having, at the time of the Issuing Entity’s investment, a rating in the highest rating category of each Rating Agency, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

(7)	time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to each Rating Agency; or

(8)	any other investment upon providing ten days prior notice to each Rating Agency then rating the Notes and so long as no Rating Agency informs the Servicer that the additional form of investment will result in the withdrawal or reduction of the then-existing rating of the Notes or any other outstanding series or class of Notes for which it is providing a rating.”

(m) The definition of “Rating Agency Condition” in the Annex of Definitions shall be modified in its entirety to read as follows:

“ “Rating Agency Condition” means, with respect to any action, that (i) each Rating Agency has received notice of such action within ten days of such action and no Rating Agency has informed the Indenture Trustee and the Owner Trustee that such action might or could result in the withdrawal or reduction of the then existing rating of any outstanding series or class of Notes, or (ii) each Rating Agency has notified the Depositor, the Servicer, the Issuing Entity and the Indenture Trustee in writing (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding series or class of Notes rated by such Rating Agency; provided, that with respect to any outstanding series or class of Notes not rated by any Rating Agency, “Rating Agency Condition” means the written consent of such series or class has been obtained as and to the extent specified in the related Indenture Supplement.”

Section 2.2 Agreements With Respect to the Receivables Purchase Agreement. As of the Effective Date:

(a) Section 2.02(c) of the Receivables Purchase Agreement shall be modified in its entirety to read as follows:

“Repurchase upon Breach. If a breach of any of the representations and warranties set forth in Section 2.02(a) results in the Buyer’s obligation to accept reassignment pursuant to Section 2.03(c) of the Transfer and Servicing Agreement of all the Receivables that it transferred to the Issuer, then the Seller will repurchase all such Receivables (or, at the Seller’s option, redesignate the Accounts related to such Receivables and repurchase all Receivables under such Accounts). In such event, the Seller will repurchase such Receivables (or, at the Seller’s option, redesignate the Accounts related to such Receivables and repurchase all Receivables under such Accounts) on the Business Day immediately preceding the date on which the Buyer is required to accept reassignment of such Receivables or redesignation of such Accounts and reassignment of all Receivables under such Accounts, as applicable, pursuant to the Transfer and Servicing Agreement. The Seller will repurchase such Receivables (or, at the Seller’s option, redesignate the Accounts related to such Receivables and repurchase all Receivables under such Accounts) by making a payment to the Buyer, in immediately available funds, an amount not less than the purchase price for such Receivables as specified in the Transfer and Servicing Agreement. Upon payment of such purchase price and reassignment of such Receivables (or, at the Seller’s option, redesignation of the Accounts related to such Receivables and reassignment of all Receivables under such Accounts) to the Buyer in accordance with the Transfer and Servicing Agreement, the Buyer will automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in and to such Receivables, all Related Security and all monies due or to become due with respect thereto and all proceeds thereof. The Buyer will execute such documents and instruments of sale or assignment mutually agreed to by the Buyer and the Seller. The Buyer will also take such other actions as are reasonably requested by the Seller to effect the conveyance of such Receivables (or, at the Seller’s option, redesignation of the Accounts related to such Receivables and conveyance of all Receivables under such Accounts). The Seller’s obligation to repurchase the Receivables pursuant to this Section 2.02(c) constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 2.02(c) available to the Buyer and to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).”

(b) Section 2.03(c) of the Receivables Purchase Agreement shall be modified in its entirety to read as follows:

“Repurchase upon Breach. If any of the representations and warranties set forth in Section 2.03(a) is not true and correct as of the date specified therein with respect to a Receivable and, in connection therewith, the Buyer is obligated to accept reassignment of such Receivable pursuant to Section 2.04(c) of the Transfer and Servicing Agreement, then the Seller will repurchase such Receivable (or, at the Seller’s option, redesignate the Account related to such Receivable and repurchase all Receivables under such Account). In such event, the Seller will pay an amount not less than the Repurchase Price for the repurchase of such Receivable on the Business Day immediately preceding the Determination Date on which the Buyer is required to accept reassignment pursuant to the Transfer and Servicing Agreement. The Seller will repurchase such Receivable (or, at the Seller’s option, redesignate the Account related to such Receivable and repurchase all Receivables under such Account) by making a payment to the Buyer, in immediately available funds, in an amount equal to the Repurchase Price for such Receivable. Upon payment of such purchase price and reassignment of such Receivables (or, at the Seller’s option, redesignation of the Accounts related to such Receivables and reassignment of all Receivables under such Accounts) to the Buyer in accordance with the Transfer and Servicing Agreement, the Buyer will automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in and to such Receivable, all Related Security and all monies due or to become due with respect thereto and all proceeds thereof. The Buyer will execute such documents and instruments of sale or assignment mutually agreed to by the Buyer and the Seller. The Buyer will also take such other actions as are reasonably requested by the Seller to effect the conveyance of such Receivable (or, at the Seller’s option, the reassignment of the Account related to such Receivable and the conveyance of all Receivables under such Account). The Seller’s obligation to repurchase a Receivable or all the Receivables with respect to an Account pursuant to this Section 2.03(c) constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 2.03(c) available to the Buyer and to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).”

(c) Section 7.01(b) of the Receivables Purchase Agreement shall be modified to replace each reference to “66-2/3%” to “a majority”.

Section 2.3 Agreements With Respect to the Indenture. As of the Effective Date:

(a) The second sentence of Section 2.02 of the Indenture shall be modified in its entirety to read as follows:

“Where the Notes are issued in registered form, they shall be in minimum amounts of $25,000 and in integral multiples of $1,000 in excess thereof (except that one Note of each Class may be issued in a different amount so long as such amount exceed the applicable minimum denomination for such Class), and will be issued upon original issuance as one or more Notes in an aggregate original principal amount equal to the applicable Investment Amount of such Class or Series on the date of original issuance.”

(b) The fifth sentence of the first paragraph of Section 8.03(a) of the Indenture shall be modified in its entirety to read as follows:

“If, at any time, the Collection Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition has been satisfied), will establish a new Collection Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Collection Account and from the date such new Collection Account is established, it will be the “Collection Account.” ”

(c) The fifth sentence of the first paragraph of Section 8.03(b) of the Indenture shall be modified in its entirety to read as follows:

“If, at any time, the Excess Funding Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition has been satisfied), will establish a new Excess Funding Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Excess Funding Account and from the date such new Excess Funding Account is established, it will be the “Excess Funding Account.” ”

(d) Section 8.04(b)(ii) of the Indenture shall be modified in its entirety to read as follows:

“(ii) NMAC arranges for and maintains a letter of credit or other form of enhancement in respect of the Servicer’s obligations to make deposits of Collections into the Collection Account for which the Rating Agency Condition has been satisfied; or”

Section 2.4 Agreements With Respect to the Trust Agreement. As of the Effective Date:

(a) The first sentence of Section 9.01 of the Trust Agreement shall be modified in its entirety to read as follows:

“The Owner Trustee shall at all times be an entity (i) having a combined capital and surplus of at least $50,000,000, (ii) having its long-term unsecured debt rated at least Baa3 by Moody’s and BBB- by Standard & Poor’s, or such other ratings for which the Rating Agency Condition has been satisfied, (iii) be subject to supervision or examination by federal or state authorities and (iv) authorized to exercise trust powers in the State of Delaware.”

ARTICLE III

EFFECTIVE DATE

Section 3.1 Effective Date. Upon receipt by NMAC of counterparts of this Agreement executed by NMAC, as Servicer and as Seller, NWRC II, as Transferor and as Buyer, the Owner Trustee, the Issuer and the Indenture Trustee, this Agreement shall become effective immediately after all of the following occur (such date, the “Effective Date”), without further action by any party other than the following:

(a) repayment of the Series 2010-A Notes;

(b) receipt by NMAC of unanimous consent of (1) the Noteholders of the 2008-1 Warehouse Series Notes and (2) the Noteholders of the 2010-1 Warehouse Series Notes;

(c) receipt by the Indenture Trustee and the Owner Trustee of a Required Federal Income Tax Opinion;

(d) receipt by the Indenture Trustee and the Owner Trustee of an Opinion of Counsel in accordance with Section 8.02(d) of the Transfer and Servicing Agreement;

(e) receipt by the Indenture Trustee of an Opinion of Counsel that the execution of this Agreement is authorized or permitted by the Indenture; and

(f) satisfaction of the Rating Agency Condition with respect to this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Transaction Documents Unaffected. Except as modified herein, the parties acknowledge that the provisions of the Transaction Documents remain in full force and effect and are hereby ratified and confirmed by the parties hereto. To the extent of any conflict between the Transaction Documents and this Agreement, this Agreement shall control. After the Effective Date all references in the Transaction Documents to a particular Transaction Document shall mean such Transaction Document as modified hereby.

Section 4.2 Governing Law. This Agreement, as it pertains to the Transfer and Servicing Agreement, shall be governed by the governing law described in Section 8.05 of the Transfer and Servicing Agreement. This Agreement, as it pertains to the Receivables Purchase Agreement, shall be governed by the governing law described in Section 7.05 of the Receivables Purchase Agreement. This Agreement, as it pertains to the Indenture, shall be governed by the governing law described in Section 12.12 of the Indenture. This Agreement, as it pertains to the Trust Agreement, shall be governed by the governing law described in Section 10.11 of the Trust Agreement.

Section 4.3 Captions. The various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement or any provision hereof.

Section 4.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement as to such jurisdiction or any other jurisdiction.

Section 4.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto on separate signature pages, each such executed counterpart constituting an original but all together only one Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

NISSAN MASTER OWNER TRUST RECEIVABLES,
as Issuer

By:	Wilmington Trust Company,
not in its individual capacity,
but solely as Owner Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Assistant Vice President

NISSAN MOTOR ACCEPTANCE CORPORATION, as Servicer and as Seller

By:	/s/ Mark Kaczynski
Name:	Mark Kaczynski
Title:	President

NISSAN WHOLESALE RECEIVABLES CORPORATION II, as Transferor and as Buyer

By:	/s/ Mark F. Wilten
Name:	Mark F. Wilten
Title:	Treasurer

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U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Assistant Vice President

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